Exhibit 10.3

ADDENDUM TO CONSULTING AGREEMENT

Dated August 1, 2025

This Addendum to Consulting Agreement (this “Addendum”) is entered into for the purpose of amending the Consulting Agreement between IR Agency LLC (the “Consultant” or “IR Agency”) and iSpecimen Inc. (“you,” the “Client” or the “Company”) dated as of July 25, 2025, to provide for the purchase of additional Services by the Company under the Agreement. All initially capitalized terms not otherwise defined in this Addendum shall be given the meaning ascribed thereto in the Agreement.

1.	Terms and Conditions. Except as modified hereby, the terms and conditions of the Agreement pursuant to which the Company engages the Consultant to provide Services remain in full force and effect. Should the terms of this Addendum and the Agreement conflict, the terms of this Addendum shall govern.

2.	Compensation. The first sentence of Section 3 (a) of the Agreement is hereby deleted and replaced in its entirety with the following: “(a) As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of the Agreement the Client shall pay to the Consultant the sum One Million Five Hundred Thousand US Dollars ($1,500,000) and upon the date of execution and delivery of this Addendum the Client shall pay to the Consultant the sum of Five Hundred Thousand Dollars ($500,000) in cash via Bank Wire Transfer for providing the Services for a 1 Month term starting on August 1, 2025.”

3.	Acceptance. Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning this Addendum, which will thereupon constitute a binding contract between the Company and the Consultant as of August 1, 2025. The undersigned officer of the Consultant and the Company represent that they have the authority to bind the Consultant and the Company, respectively. This Addendum may be executed in counterparts and with electronic or facsimile signatures.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date first written above.

IR Agency LLC

By:	/s/ Rafael Pereira
Print Name: Rafael Pereira, Owner

Specimen Inc.

By:	/s/ Katharyn Field
Print Name: Katharyn Field, President